Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of Pulitzer Inc. on Form S-8 of our report dated February 20, 2004, appearing in the Annual Report on Form 10-K of Pulitzer Inc. for the fiscal year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Saint Louis, Missouri
November 8, 2004